Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MoPals.com, Inc.
294 Richmond Street East
Suite 200
Toronto, Canada M5A 1P5

We hereby consent to the use of our report dated March 18, 2013, included in the amended Form 8-K filed August 19, 2013, relating to the financial statements of MoPals Inc. and Subsidiaries.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
August 19, 2013